UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 26, 2016

ABEONA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9314	83-0221517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3333 Lee Parkway, Suite 600

Dallas, TX 75219

(Address of principal executive offices) (Zip Code)

(214) 214-665-9495

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

At Market Issuance Sales Agreement

On August 26, 2016, Abeona Therapeutics Inc. (“Abeona” or “Company”), entered into an At Market Issuance Sales Agreement (the “Agreement”) with FBR Capital Markets & Co., JonesTrading Institutional Services LLC, and Maxim Group LLC (collectively, the “Agents”). Pursuant to the terms of the Agreement, the Company may sell from time to time through the Agents shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) with an aggregate sales price of up to $75 million (the “Shares”).

Any sales of Shares pursuant to the Agreement will be made under the Company’s effective “shelf” registration statement (the “Registration Statement”) on Form S-3 (File No. 333-205128) which became effective on July 23, 2015 and the related prospectus supplement and the accompanying prospectus, as filed with the Securities and Exchange Commission (the “SEC”) on August 26, 2016.

Under the Sales Agreement, the Company may sell Shares through an Agent by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the NASDAQ Capital Market, the existing trading market for our Common Stock or on any other existing trading market for our Common Stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices, and/or any other method permitted by law.

Sales of the Shares, if any, may be made at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, and subject to such other terms as may be agreed upon at the time of sale including a minimum sales price that may be stipulated by the Company’s Board of Directors, a duly authorized committee thereof or a duly authorized executive committee. The Company or the Agents, under certain circumstances and upon notice to the other, may suspend the offering of the Shares under the Agreement. The offering of the Shares pursuant to the Agreement will terminate upon the sale of Shares in an aggregate offering amount equal to $75 million, or sooner if either the Company or the Agents terminate the Agreement pursuant to its terms.

The Company will pay the applicable Agent a commission of up to 3.0% of the gross proceeds of the sale of any Shares under the Agreement and expense reimbursement, including up to $50,000 for fees and disbursements of counsel to the Agents. The Company has also provided the Agents with customary indemnification rights. The Company is not obligated to make any sales of Common Stock under the Agreement

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Agreement is also incorporated by reference into the Registration Statement.

A copy of the opinion of Morgan, Lewis & Bockius LLP relating to the legality of the shares of Common Stock issuable under the Agreement, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is also incorporated by reference into the Registration Statement.

The above disclosure shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	At Market Issuance Sales Agreement, dated August 26, 2016, by and among the Company, FBR Capital Markets & Co., JonesTrading Institutional Services LLC, and Maxim Group LLC.
5.1	Opinion of Morgan, Lewis & Bockius LLP.
23.1	Consent of Morgan, Lewis & Bockius LLP (included in the opinion filed as Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abeona Therapeutics Inc.
(Registrant)

By:	/s/ Stephen B. Thompson
Stephen B. Thompson
Vice President Finance
Chief Accounting Office

Date: August 26, 2016

EXHIBIT INDEX

Exhibit Number

1.1	At Market Issuance Sales Agreement, dated August 26, 2016, by and among the Company, FBR Capital Markets & Co., JonesTrading Institutional Services LLC, and Maxim Group LLC.
5.1	Opinion of Morgan, Lewis & Bockius LLP.
23.1	Consent of Morgan, Lewis & Bockius LLP (included in the opinion filed as Exhibit 5.1).